    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2001


                                                      REGISTRATION NO. 333-53792
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              PRACTICEWORKS, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

           DELAWARE                           7372                          52-2259090
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)        Identification Number)

                               1765 THE EXCHANGE
                                   SUITE 200
                             ATLANTA, GEORGIA 30339
                                 (770) 850-5006

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                 JAMES K. PRICE
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              PRACTICEWORKS, INC.
                               1765 THE EXCHANGE
                                   SUITE 200
                             ATLANTA, GEORGIA 30339
                                 (770) 850-5006
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                               JOHN J. KELLEY III
                                KING & SPALDING
                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.
    If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED             PROPOSED
                                          AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES         TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
         TO BE REGISTERED               REGISTERED          PER SHARE(1)       OFFERING PRICE(1)         FEE(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share............................   9,000,000 shares          $4.21             $37,890,000            $9,473
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(f)(2) under the Securities Act, based on the book value of the Registrant as of December 31, 2000.
(2) Previously paid.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee........................................  $    9,473
Nasdaq SmallCap Market listing fee..........................      17,500
Accounting fees and expenses................................     175,000
Legal fees and expenses.....................................     500,000
Other professional expenses.................................     400,000
Printing and Engraving expenses.............................     250,000
Transfer Agent and Registrar fees and expenses..............      30,000
Miscellaneous expenses......................................      18,027
                                                              ----------
  Total.....................................................  $1,400,000
                                                              ==========

14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     The Registrant's bylaws allow, and in some cases require, the indemnification of directors and officers under certain circumstances and grant our directors and officers a right to indemnification to the full extent permitted by law for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (1) by reason of the fact that they are or were the Registrant's directors or officers or (2) by reason of the fact that, while they are or were the Registrant's directors or officers, they are or were serving at the Registrant's request as a director, officer or employee of another enterprise. The Registrant's bylaws further provide that an advancement for any such expenses shall only be made upon delivery to the Registrant by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by the Registrant.

     In connection with the distribution, the Registrant will enter into indemnification agreements with its directors and officers. These agreements will require the Registrant to indemnify these directors and officers with respect to their activities as its directors or officers or when serving at its request as a director, officer or trustee of another corporation, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding to which they are, or are threatened to be made, parties as a result of their service to the Registrant. The Registrant will agree to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee: (1) the benefits provided by the Registrant's certificate of incorporation and bylaws in effect on the date of the indemnification agreement;
(2) the benefits provided by the Registrant's certificate of incorporation and bylaws at the time expenses are incurred by the indemnitee; (3) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (4) the benefits allowable under the law of the jurisdiction under which the Registrant exists at the time expenses are incurred by the indemnitee;
(5) the benefits available under liability insurance obtained by the Registrant; and (6) such other benefits as may be otherwise available to indemnitee under our existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as the Registrant's officer, director, employee or agent with respect to suits or proceedings arising out of acts or omissions during his or her service to the Registrant.

     Each indemnitee will agree to notify the Registrant promptly of any proceeding brought or threatened and not to make any admission or settlement without the Registrant's consent, unless the indemnitee determines to undertake his or her own defense and waives the benefits of the indemnification agreement.

15. RECENT SALES OF UNREGISTERED SECURITIES

     On August 10, 2000, PracticeWorks issued 100 shares of its common stock to InfoCure Systems, Inc., a wholly-owned subsidiary of InfoCure Corporation. This issuance is exempt from registration under the Securities Act (the "Act") pursuant to Section 4(2) of the Act.

16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following documents are filed as exhibits hereto:

   EXHIBIT
     NO.
 ------------
  2.1***        --   Form of Agreement and Plan of Distribution.
  3.1*          --   Certificate of Incorporation of PracticeWorks,
                     Inc.
  3.2(a)[ ]     --   Form of Certificate of Designations of Series A
                     Preferred Stock of PracticeWorks, Inc., to be
                     issued to Ceramco, Inc.

   EXHIBIT
     NO.
 ------------
  3.2(b)*****   --   Form of Certificate of Designations of Series B
                     Preferred Stock of PracticeWorks, Inc. to be
                     issued to the Stockholders of Medical Dynamics,
                     Inc.
  3.2(c)*****   --   Form of Certificate of Designations of Series C
                     Preferred Stock of PracticeWorks, Inc. to be
                     issued to Crescent International Ltd.
  3.3*          --   Form of By-Laws of PracticeWorks, Inc.
  4.1***        --   Form of certificate representing PracticeWorks,
                     Inc. common stock.
  5.1[ ]        --   Opinion of King & Spalding.
  8.1*****      --   Form of Tax Opinion of King & Spalding.
 10.1*****      --   Form of Tax Disaffiliation Agreement.
 10.2***        --   Form of Transition Services Agreement.
 10.3***        --   Form of Agreement and Plan of Distribution
                     (filed as Exhibit 2.1).
 10.4***        --   Form of Employee Benefits and Compensation
                     Allocation Agreement.
 10.5(a)***     --   Form of Intellectual Property License
                     Agreement.
 10.5(b)***     --   Form of Intellectual Property License
                     Agreement.
 10.6***        --   Amended and Restated PracticeWorks, Inc. 2000
                     Stock Option Plan.
 10.7***        --   Form of Indemnification Agreement.
 10.8***        --   Form of Executive Officer Employment Agreement.
 10.9+***       --   Inventory Control System Development &
                     Marketing Agreement by and between Ormco
                     Corporation and InfoCure Corporation, dated as
                     of June 23, 1999.
 10.10+***      --   InfoCure Corporation E-Commerce Agreement by
                     and between United Stationers Supply Co. and
                     InfoCure Corporation, dated as of January 18,
                     2000.
 10.11+***      --   E-Commerce Agreement by and between Summit
                     Marketing Group, Inc. and InfoCure Corporation,
                     dated as of November 18, 1999.
 10.12+***      --   Purchase and Marketing Agreement by and between
                     Dell Marketing, L.P. and InfoCure Corporation,
                     dated as of August 1, 2000.
 10.13**        --   Master Service Agreement by and between Global
                     Center, Inc. and PracticeWorks, Inc., dated as
                     of September 13, 2000.
 10.14****      --   Contribution Agreement, dated as of December
                     27, 2000, by and between InfoCure Corporation,
                     PracticeWorks, Inc., DENTSPLY International,
                     Inc., Ceramco, Inc. and SoftDent LLC.
 10.15[ ]       --   Form of Registration Rights Agreement dated as
                     of January      , 2001 between PracticeWorks,
                     Inc. and Ceramco, Inc.
 10.16*****     --   Form of Stock Purchase Agreement dated as of
                     January   , 2001 between PracticeWorks, Inc.
                     and Crescent International Ltd.

   EXHIBIT
     NO.
 ------------
 10.17*****     --   Form of Registration Rights Agreement dated as
                     of January   , 2001 between PracticeWorks, Inc.
                     and Crescent International Ltd.
 10.18(a)       --   Form of Stock Purchase Agreement between
                     PracticeWorks, Inc. and Crescent International
                     Ltd.
 10.18(b)       --   Form of Registration Rights Agreement dated as
                     of January   , 2001 between PracticeWorks, Inc.
                     and Crescent International Ltd.
 10.19****      --   Amended and Restated Agreement and Plan of
                     Merger and Reorganization by and among Medical
                     Dynamics, Inc., InfoCure Corporation and CADI
                     Acquisition Corporation, dated October 10,
                     2000.
 10.20****      --   First Amendment to the Amended and Restated
                     Agreement and Plan of Merger and Reorganization
                     by and among Medical Dynamics, Inc., InfoCure
                     Corporation and CADI Acquisition Corporation,
                     dated October 30, 2000.
 10.21****      --   Second Amendment to the Amended and Restated
                     Agreement and Plan of Merger and Reorganization
                     by and among Medical Dynamics, Inc., InfoCure
                     Corporation and CADI Acquisition Corporation,
                     dated December 19, 2000.
 10.22          --   Form of Loan Agreement dated as of February   ,
                     2001 by and between PracticeWorks, Inc., as
                     borrower, and FINOVA Capital Corporation, as
                     lender.
 10.23          --   Form of Incentive Warrant issuable to Crescent
                     International Ltd.
 10.24          --   Form of Protective Warrant issuable to Crescent
                     International Ltd.
 21.1 [ ]       --   List of Subsidiaries.
 23.1 [ ]       --   Consent of BDO Seidman, LLP
 23.2 [ ]       --   Consent of Hein + Associates LLP
 23.3 [ ]       --   Consent of Deloitte & Touche LLP
 23.4 [ ]       --   Consent of King & Spalding (included in Exhibit
                     5.1)
 24.1****       --   Power of Attorney (included on signature page).
 99.1 [ ]       --   Cover Letter from InfoCure Corporation.
 99.2 [ ]       --   Cover Letter from PracticeWorks, Inc.


-------------------------

    * Previously filed as exhibits to the Registration Statement on Form 10 (File No. 1-16079), filed on August 22, 2000, that was withdrawn at the request of the Registrant.

   ** Previously filed as exhibits to the Registration Statement on Form 10 (File No. 1-16079), filed by the Registrant on
       November 13, 2000 that was withdrawn at the request of the Registrant.

      ***  Previously filed as exhibits to Amendment No. 1 to the Registration Statement on Form 10, filed by the Registrant on November 13, 2000 (File No. 1-16079), that was withdrawn at the request of the Registrant.

     ****  Previously filed as exhibits to this Registration Statement filed by the Registrant on January
           16, 2001.

    *****  Previously filed as exhibits to Amendment No. 1 to this Registration Statement filed by the
           Registrant on January 24, 2001.

      [ ]  Previously filed as exhibits to Amendment No. 2 to this Registration Statement filed by the
           Registrant on January 30, 2001.

        +  PracticeWorks has applied for confidential treatment of portions of these exhibits.
           Accordingly, portions thereof have been omitted and were filed separately with the Securities and Exchange Commission on November 13, 2000.


     (b)(1) List of Financial Statements. The following financial statements are included in the Registration Statement:

            PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION) HISTORICAL FINANCIAL STATEMENTS:

        Report of Independent Certified Public Accountants.

        Balance sheets as of December 31, 1999 and 1998.

        Statements of operations for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Statements of changes in divisional equity for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Statements of cash flows for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Notes to financial statements.

        Condensed balance sheets as of September 30, 2000 (unaudited) and December 31, 1999.

        Condensed statements of operations (unaudited) for nine months ended September 30, 2000 and 1999.

        Condensed statements of cash flows (unaudited) for the nine months ended September 30, 2000 and 1999.

        Notes to condensed interim financial statements (unaudited).

        PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION) PRO FORMA FINANCIAL
        STATEMENTS:

        Introduction to unaudited pro forma condensed combined financial statements.

        Unaudited pro forma condensed combined balance sheet as of September 30, 2000.

        Unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 1, 2001.


                                          PracticeWorks, Inc.

                                          By:       /s/ JAMES K. PRICE
                                             -----------------------------------
                                              James K. Price
                                              Chief Executive Officer and
                                              President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated below.


                SIGNATURE                               TITLE                     DATE
                ---------                               -----                     ----

          /s/ RICHARD E. PERLMAN            Chairman of the Board and       February 1, 2001
------------------------------------------  Director
            Richard E. Perlman

            /s/ JAMES K. PRICE              Chief Executive Officer,        February 1, 2001
------------------------------------------  President and Director
              James K. Price                (Principal Executive Officer)

           /s/ JAMES A. COCHRAN             Senior Vice President,          February 1, 2001
------------------------------------------  Secretary and
             James A. Cochran               Chief Financial Officer
                                            (Principal Financial Officer)


                                      II-10